                                              * Confidential Treatment Requested

                                                                   EXHIBIT 10.15

                               RESEARCH AGREEMENT


     THIS RESEARCH AGREEMENT ("Agreement") is made this 31st day of August, 1998, by and between Third Wave Technologies, Inc. ("Institution"); and Warner-Lambert Company, a Delaware corporation, with its principal place of business at 201 Tabor Road, Morris Plains, New Jersey, 07950 ("Company").

                                    RECITALS

1. Institution has developed substantial expertise in the area of assay development for gene expression profiling and polymorphism and mutation analysis (the "Field").

2. Company desires to obtain the services of Institution in directing certain research in the Field relating to the development of certain assays. Such research is hereinafter referred to as the "Development Program". Institution is willing to direct the Development Program, all on the terms and conditions set forth herein and in accordance with the protocol attached hereto as Exhibit A and incorporated herein by reference (the "Protocol").

     NOW, THEREFORE, in consideration of the covenants and premises herein contained, the parties agree as follows:

     Section 1. The Development Program. Promptly following receipt of the amount set forth in Section 2 below, Institution shall use diligent efforts to develop the Invader(R) assay for the five (5) analytes as described in the Protocol, subject to Company providing Institution the materials described in Exhibit B (collectively, the "Company Materials"). Upon completion of the Development Program with respect to each analyte, Institution agrees to provide enzyme buffer and Invader probes reasonably sufficient for Company to perform five hundred (500) assays for such analyte (collectively, the "Institution Materials"). Accordingly, Institution shall, after consultation with Company, direct and perform the Development Program in a professional and diligent manner, all in accordance with the Protocol and the terms of this Agreement.

     Section 2. Payment. In consideration for the performance of the Development Program by Institution, Company shall pay Institution a non-refundable amount of [****] (the "Research Amount") within five (5) days of the date of Company's execution of this Agreement.

     Section 3. Reporting. Company designates Stephen Hunt or his or her successor to function as its research and development contact (the "Contact"). Institution shall inform the Contact of the progress of the Development Program in the following manner:

a. By informal verbal reports, from time to time;

b. By response to all of Company's reasonable inquiries regarding the status of the Development Program;

c. By arrangements to periodically meet and discuss the progress of the Development Program with the Contact at Institution's facilities; and

d. By submission of a detailed written report thirty (30) days following the conclusion of the Development Program (the "Final Report").

     Section 4. Ownership of Data: Publication. Subject to Company's rights in the Company's Materials, all right, title and interest in and to all information disclosed by Institution hereunder and to all

Institution Materials transferred hereunder shall remain vested in Institution. Except as otherwise provided in this Section 4 below, Company shall own all right, title and interest in and to Inventions (collectively, "Company Inventions") and Institution hereby assigns all such right, title and interest to Company. Furthermore, Institution hereby agrees to only use its personnel in connection with the Development Program. Notwithstanding the foregoing, Company hereby agrees that Institution shall own all right, title and interest in and to Inventions directed to subject matter comprising improvements to the Invader assay technology, including without limitation methods of performing Invader assays (collectively, "Improvements") and Company hereby assigns all such right, title and interest to Institution. In addition, to the extent that it has the right to do so Company hereby grants to Institution an exclusive, worldwide, royalty-free, fully paid-up, irrevocable right and license, under any and all Company Inventions, to make, have made, use, import, offer for sale and sell products and components, solely for diagnostic applications including for tests or assays used to guide, prescribe or direct therapeutic regimens, treatments or drugs. For purposes of this Agreement, "Invention" shall mean any and all discoveries, inventions and other subject matter (whether patentable or not) made in the course of performing the Evaluation or otherwise in connection with using the Institution Materials as permitted hereunder and all intellectual property rights therein. Nothing in this Agreement is to be construed as granting a license to Company to utilize any information received from Institution or Institution Materials except as expressly provided herein, under any patent or other intellectual property rights owned by Institution, unless a separate agreement for such rights is executed by Company and Institution. Company and Institution further agree to perform such acts and provide such documents as are reasonably requested by the other party to effect the foregoing assignments.

Section 5. Confidentiality.

          (a) Confidential Information. The parties may from time to time disclose to each other Confidential Information. "Confidential Information" shall mean and information disclosed by one party to the other party hereto which if disclosed in tangible form is marked "confidential" or with other similar designation to indicate it's confidential or proprietary nature or if disclosed orally is indicated orally to be confidential or proprietary by the party disclosing such information at the time of such disclosure and is confirmed in writing as confidential or proprietary by the disclosing party within a reasonable period after such disclosure; provided, however, all Improvements shall be deemed to be Confidential Information of the Institution and all Company Inventions (except to the extent that such Company Inventions related to diagnostic applications) shall be deemed to be Confidential Information of the Company. Notwithstanding the foregoing or anything herein to the contrary, Confidential Information shall not include any information that, in each case as demonstrated by written documentation: (i) was already known to the receiving party or its affiliates, other than under an obligation of confidentiality, at the time of disclosure; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or (iv) was subsequently lawfully disclosed to the receiving party or its affiliates by a third party which is not in violation of any contractual or legal obligation to the disclosing party with respect to such Confidential Information.

          (b) Confidentiality. Each party agrees to hold and maintain in strict confidence all Confidential Information of the other party. Without limiting the foregoing, neither party shall use or disclose the Confidential Information of the other party, except as otherwise permitted by this Agreement or as may be necessary or useful to exercise its rights or perform its obligations under this Agreement. Nothing contained in this Section 5 shall prevent either party from disclosing any Confidential Information of the other party (1) to accountants, lawyers or other professional advisors to the extent reasonably necessary to accomplish the purposes of this Agreement or to prospective lenders, investment bankers or other financial institutions in connection with a merger, acquisition or securities offering, subject in each case to the recipient entering into an agreement to protect such Confidential Information from disclosure; or (ii) to the extent is required by law or regulation to be disclosed; provided, however, that the party subject to such disclosure requirement has provided written notice to the other party promptly upon receiving notice of such requirement in order to enable the other party to seek a protective order or otherwise prevent disclosure of such Confidential Information. Upon any termination of this Agreement, Company and Institution shall promptly return to the other party all Confidential Information received from the other party (except one copy of which may be retained for purposes of monitoring compliance with the provisions of this
Section 5 and for archival purposes).

The foregoing provisions of this Section 5 shall survive expiration or termination of this Agreement for a period of seven (7) years after such expiration or termination.

     Section 6. Compliance with Applicable Laws. Institution agrees to conduct the Development Program and maintain records and data during and after the term of this Agreement in compliance with all applicable legal and regulatory requirements, including without limitation any applicable requirements of the United States Food and Drug Administration and the United States Federal Drug Enforcement Administration.

     Section 7. Materials

          (a) Company agrees that all Institution Materials obtained from Institution pursuant to this Agreement shall be used solely for the purpose of evaluating whether or not Company desires to enter into a licensing and other business arrangements with Institution, all on terms and conditions as mutually determined by Company and Institution and not for any commercial purposes (the "Evaluation"). Institution agrees that all Company Materials obtained from Company pursuant to this Agreement shall be used solely for the purpose of evaluating whether or not Institution desires to enter into a licensing and other business arrangements with Company, all on terms and conditions as mutually determined by Company and Institution and not for any commercial purposes other than the Development Program and commercial diagnostic applications. Company agrees at all times to use the Institution Materials, and Institution agrees at all times to use the Company Materials, in compliance with all state, federal and other applicable laws, rules and regulation pertaining to use thereof. The Institution Materials and the Company Materials shall include the original materials transferred to Company or Institution, respectively, as well as any derivatives or improvements developed by the receiving party therefrom. INSTITUTION SUPPLIES THE INSTITUTION MATERIALS AND COMPANY SUPPLIES THE COMPANY MATERIALS WITHOUT ANY WARRANTY, REPRESENTATION OR UNDERTAKING WHATSOEVER, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY RESPECTING THE EFFICIENCY, PERFORMANCE, WORKMANSHIP, CONDITION, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR NONINFRINGEMENT.

          (b) During the term of this Agreement and for five (5) years thereafter Institution agrees to make available to Company for its own internal research and development purposes enzyme buffer and Invader probes developed hereunder pursuant Institution's standard terms and conditions therefor, including standard pricing and minimum order requirement of at least quantities to perform one thousand (1,000) assays for any particular analyte.

     Section 8. Institution's Representations and Warranties. Institution hereby represents, warrants and covenants to Company the following:

     a. It has the power and authority to undertake the contractual commitments set forth in this Agreement.

     b. It is free to enter into this Agreement and carry out its obligations hereunder without violating any obligation owed to a third party, including, without limitation, any governmental or quasi-governmental agency, group or department, or any other private or public institution, person or company. No such third party currently has, or, except as expressly authorized herein, will have, any option, license or other right of any kind with respect to any Study Drug or any data, information, inventions or discoveries obtained or developed under this Agreement.

        Section 9. Monitoring of Development Program. During the term of this Agreement, Institution agrees to permit representative of Company to examine at any reasonably time during normal business hours (i) the facilities where the Development Program is being conducted, (ii) raw research data and (iii) any other relevant information (and to make copies) necessary for Company to confirm that the Development Program is being conducted in conformance with the Protocol and in compliance with applicable laws and regulations, including those of the United States Food and Drug Administration and the United States Federal Drug Enforcement Administration.

        Section 10. Term. The term of this Agreement shall commence on the date that it is made and continue for up to 90 days.

        Section 11. Termination. The Development Program may be terminated by Company at any time in the exercise of its sole discretion upon fifteen (15) days prior written notice to Institution. Upon receipt or giving of notice, as the case may be, Institution agrees promptly to terminate conduct of the Development Program.

        Section 12. Publicity. Neither party shall use the name of the other party or its divisions, affiliates, personnel or products, as applicable, for promotional purposes without the prior written consent of the party whose name is proposed to be used, which consent shall not be unreasonably withheld; provided, however, that either party may (i) disclose the terms of this Agreement to prospective lenders, investment bankers and other financial institutions of its choice solely for the purposes of financing the business operations of such party, either upon the written consent of the other party or if the disclosing party obtains a signed confidentiality agreement with such entity or financial institution with respect to such information, and (ii) make disclosures to the extent required to comply with applicable securities law and in the case of (ii), if possible, the non-disclosing party shall have consented to such disclosure, which consent shall not be unreasonably withheld.

        Section 13. Independent Contractor. Institution is acting in the capacity of independent contractor hereunder and not as employee or agent of Company.

        Section 14. Controlling Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan (other than provisions relating to conflicts of laws).

        Section 15. Agreement Modifications. This Agreement may not be altered, amended or modified except by written document signed by all parties.

        Section 16. Inconsistencies. The terms and conditions of this Agreement shall govern in the event of conflict between it and the Protocol.

        Section 17. Force Majeure. Any party's delay or failure in performing its obligations under this Agreement shall be excused to the extent caused by the occurrence of events beyond that party's reasonable control, including without limitation, war, floods, earthquakes, other acts of God, industrial disputes, civil disobedience, strikes, fire, mobilization, changes in governmental regulation or interpretation, requisition, embargo, restriction and shortage of transport facilities, fuel, energy or supplies. Each party claiming the benefit of such an excuse shall notify the other party in writing of any such delay or failure in performance, and shall resume performance as soon as is reasonably practicable.

        Section 18. Notice. All notices given hereunder shall be in writing and shall be delivered by hand or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed to the parties as follows:

To Company:

                  Parke-Davis Pharmaceutical Research
                  2800 Plymouth Road
                  Ann Arbor, Michigan 48105
                  Attn: Chairman

with a copy to:

                  Parke-Davis Pharmaceutical Research
                  2800 Plymouth Road
                  Ann Arbor, Michigan 48105
                  Attn: Assistant General Counsel


To:  Institution:

                  Third Wave Technologies, Inc.
                  502 South Rosa Road
                  Madison, Wisconsin 53719-1256
                  Attn: President


Notice shall be deemed given when received and the parties may change the respective addresses where notice is to be given upon prior notice hereunder.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

WARNER-LAMBERT COMPANY


By: /s/ WENDELL WIERENGA, Ph.D.
    -----------------------------
Name: Wendell Wierenga, Ph.D.
     ----------------------------
Title: Senior Vice President, Worldwide
       Preclinical Research, Development and Technologies
       Parke-Davis Pharmaceutical Research


THIRD WAVE TECHNOLOGIES, INC.


By: /s/ MICHAEL TREBLE
    -----------------------------
Name: Michael Treble
Title: Chief Operating Officer

                                   EXHIBIT A

                                    PROTOCOL


The Institution will develop five (5) discrete assays as follows:

     Three (3) Gene Expression Assays as defined in Exhibit B for each of three
     (3) unique mRNA targets as specified by the Company. The Gene Expression Assays will utilize the Institution's Primary Invader Technology and detection in the polymerase/streptavidin-coated microtiter plate format.

     Two (2) Polymorphism and Mutation Assays as defined in Exhibit B for each of two (2) unique single nucleotide polymorphisms as specified by the Company. The Polymorphism and Mutation Assays will utilize the Institution's Secondary Invader Technology and detection in the microtiter plate format using Fluorescence Resonance Energy Transfer (FRET).

A. The assay Development Program for each Gene Expression Assay will encompass the following:

     1. Prior to initiation of the Development Program, the Company will provide the Institution with the appropriate genetic sequence specifying the mRNA target of interest in Exhibit B.

     2. The Institution will design two target-specifying oligonucleotides (an "Invader" oligo and a "Signal" probe) for use in the Primary Invader reaction. The oligonucleotides will be designed to hybridize to the target such that 3'-end of the Invader oligo will overlap the 5'-most region of hybridization of the Signal probe. The Institution's proprietary Cleavase enzymes are designed to recognize the structure created by this overlapping region and cleave the 5' end of the Signal probe for subsequent detection.

     3. The melting temperature (T(m)) of the target-specific Signal probe will be estimated. In order to optimize signal generation, a temperature near the T(m) of the Signal probe will be utilized for the Primary Invader reaction such that the reaction cycle (hybridization of the Signal probe, cleavage of the 5' end of the Signal probe, release of the remaining 3' portion of the Signal probe) will occur rapidly under isothermal conditions. This rapid isothermal cycling allows each copy of target mRNA to serve as the substrate for multiple signal generation cleavage events during reaction incubation. The accumulation of signal (5' fragments of the Signal probe) is directly proportional to the number of target mRNA transcripts present in the test sample.

     4. The Institution will design a biotin labeled oligonucleotide for capture of accumulated Signal probe fragments on a streptavidin-coated microtiter plate. The complex formed by capture of the Signal probe fragments on the plate forms a primer-template substrate for DNA polymerase which is used to extend the Signal probe fragment with fluorescein-dUTP (FdUTP).

     5. The Institution will select an appropriate anti-fluorescein alkaline phosphatase-conjugated antibody and chemifluorescent substrate for detection of the FdUTP labeled fragments.

     6. The Institution will develop appropriate standards for use in the assay and will demonstrate assay proof-of-principle using this material. From time to time during the assay development program, the Company will provide the Institution with appropriate cellular material known to have the mRNA target of interest expressed at various levels. The Institution will use this material for further assay refinement and optimization.

     7. The Institution estimates that a minimum of 10 attomoles of the mRNA target will be required in each test sample for detection in the assay.

B. The assay Development Program for each Polymorphism and Mutation Assay will encompass the following when the starting sample material is a PCR product or Genomic DNA:

     1. At the initiation of the Development Program, the Company will provide the Institution with the appropriate PCR product and Genomic DNA containing the target of interest.

     2. Primary Invader Reaction:

          - [****] The oligonucleotides will be designed to hybridize to specific targets (wild-type or mutant respectively) such that 3'-end of the Invader oligo will overlap the 5'-most region of hybridization of either the wild-type or mutant probe. The Institution's proprietary Cleavase enzymes are designed to recognize the structure created by this overlapping region and cleave the 5' end of the wild-type and mutant probes for use in the Secondary Invader reaction.

          - The melting temperature (T(m)) of both the wild-type and mutant probes will be estimated. In order to optimize signal generation, a temperature near the T(m) of these probes will be utilized for the Primary Invader reaction such that the reaction cycle (hybridization of probes, cleavage of the 5' end of the probes, release of the remaining 3' portion of the probes) will occur rapidly under isothermal conditions. This rapid isothemal cycling allows each copy of PCR product or Genomic DNA target to serve as the substrate for multiple probe cleavage events during reaction incubation. The accumulation of wild-type arms (5' fragments of the wild-type probe) is directly proportional to the number of wild-type target molecules present in the test sample. The accumulation of mutant arms (5' fragments of the mutant probe) is directly proportional to the number of mutant target molecules present in the test sample.

     3. Secondary Invader Reaction:

          - [****] of the wild-type and mutant probes from the Primary Invader reaction are designed to act as Invader oligonucleotides in the Secondary Invader reaction. The oligonucleotides will be designed such that the 3'-end of the Invader oligos (from the Primary Invader reaction) will overlap the 5'-most region of hybridization of the Signal probe to the secondary target oligo. The Institution's proprietary Cleavase enzymes are designed to recognize the structure created by this overlapping region and cleave the 5' end of the Signal probe for subsequent detection. [****]

          - The melting temperature (T(m)) of the Signal probe will be estimated. In order to optimize signal generation, a temperature near the T(m) of the Signal probe will be utilized for the Secondary Invader reaction such that the reaction cycle (hybridization of Signal probe, cleavage of the 5' end of the Signal probe, release of the remaining 3' portion of the Signal probe) will occur rapidly under isothermal conditions. This rapid isothemal cycling allows each copy of secondary target to serve as the substrate for multiple signal generation cleavage events during reaction incubation. The accumulation of signal (5' fragments of the Signal probe) is directly proportional to the number of Secondary Invader oligos (from the Primary Invader reaction) present in the secondary reaction.

4. The Institution will determine appropriate assay cut-off values for assessment of genotype (wild-type homozygous, mutant homozygous, wild-type/mutant heterozygous) based on fluorescence signal.

5. The Institution estimates that a minimum of 20ng of PCR product or 100ng of Genomic DNA will be required in each test sample for detection in the assay.

                                                                       EXHIBIT B

DEVELOPMENT OF THREE (3) GENE EXPRESSION ASSAYS

Company has identified three unique mRNA targets for which Institution will develop Gene Expression assays as specified below.

1) [****] The sequences are very similar. Invaders should be directed to regions of identity to these sequences.)

LOCUS          [****]
DEFINITION     [****]
ACCESSION      [****]
NID            [****]
KEYWORDS       [****]
SOURCE         [****]
ORGANISM       [****]
     Eukaryotae; mitochondrial eukaryotes; Metazoa; Chordata;
     Vertebrata; Eutheria; Rodentia; Sciurognathi; Myomorpha; Muridae; Murinae; Rattus

REFERENCE 1    (bases 1 to 813)
AUTHORS        Unterman,R.D., Lynch,K.R., Nakhasi,H.L., Dolan,K.P.,
               Hamilton,J.W., Cohn,D.V. and Feigelson,P.
TITLE          "Cloning and sequence of several alpha-2u-globulin cDNAs"
JOURNAL        Proc Natl. Acad. Sci. U.S.A. 78, 3478-3482 (1981)
MEDLINE        81273082
COMMENT        Amino acid sequence encoded by bases 46 thru 135 was
               independently determined.
FEATURES       Location/Qualifiers
   source    1..813
         /organism="Rattus norvegicus"
         /db_xref="taxon:10116"
   mRNA   <1..813
         /note-"a-2u mRNA"
   CDS    <1..534
         /note="alpha-2u globulin precursor()"
         /codon_start=1
         /db_xref="PID:g204261"

/translation="LLLLCLGLTLVCGHAEEASSTSGNLDVAKLNGDWFSIVVASNKREKIEENGSMRVFM
QHIDVLENSLGFKFRIKENGECRELYLVAYKTPEDGEYFVEYDGGNTFTILKTDYDRYVMFHLINF
KNGETFQLMVLYGRTKDLSSDIKEKFAKLCEAHGITRDNIIDLTKTDRCLQARG"

   sig_peptide  4..45
             /note="alpha-2u globulin signal peptide"
   mat_peptide  46..531
             /note="alpha-2u globulin"
BASE COUNT         233 a  180 c  185 g  215 t
ORIGIN  38 bp upstream of BalI site.
   1 ctgctgctgc tgtgtctggg cctgacactg gtcgtggcc atgcagaaga agctagttcc 61 acaagcggga accctcgatgt ggctaagctc aatggggatt ggttttctat tgtcgtggcc
 121 tctaacaaaa gagaaaagat agaagagaat ggcagcatga gagtttttat gcagcacatc 181 gatgtcttgg agaattcctt aggcttcaag ttccgtatta aggaaaatgg agagtgcagg

     241 gaactatatt tggttgccta caaaacgcca gaggatggcg aatattttgt tgagtatgac 301 ggagggaata catttactat acttaagaca gactatgaca gatatgtcat gtttcatctc 361 attaatttca agaacgggga aaccttccag ctgatggtgc tctacggcag aacaaaggat 421 ctgagttcag acatcaagga aaagtttgca aaactatgtg aggcgcatgg aatcactagg 481 gacaatatca ttgatctaac caagactgat cgctgtctcc aggcccgagg atgaagaaag 541 gcctgagcct ccagtgctga gtggagaact tctcaccagg actctagcat caccatttcc 601 tgtccatgga gcatcctgag acaaattctg cgatctgatt tccatcctct gtcacagaaa 661 agtgcaatcc tggtctctcc agcatcttcc ctagttaccc aggacaacac atcgagaatt 721 aaaagctttc ttaaatttct cttggcccca cccatgatca ttccgcacaa atatcttgct 781 cttgcagttc aataaatgat taccttgca ctt

2) [****]

LOCUS          [****]
DEFINITION     [****]
               [****]
ACCESSION      [****]
NID            [****]
KEYWORDS
SOURCE         [****]
ORGANISM       [****]
     Eukaryotae; mitochondrial eukaryotes; Metazoa; Chordata;
     Vertebrata; Mammalia; Eutheria; Rodentia; Sciurognathi; Muridae; Murinae; Rattus.

REFERENCE 1    (bases 1 to 1182)
AUTHORS        Pataon, V.G., Shackelford, J.E. and Krisans, S.K.
TITLE          "Cloning and subcellular localization of hamster and rat
               isopentenyl diphosphate dimethylallyl disphosphate isomerase.
               A PTS1 motif targets the enzyme to peroxisomes
JOURNAL        J. Biol. Chem. 272, 18945-18950 (1997)

REFERENCE 2    (bases 1 to 1182)
AUTHORS        Paton, V.G., Shackelford, J.E. and Krisans, S.K.
TITLE          Direct Submission
JOURNAL        Submitted (12-MAY-1997) Biology, San Diego State University,
               5300 Campanile Dr., San Diego, CA 92182, USA
FEATURES       Location/Qualifiers
  source       1..1182
            /organism="Rattus norvegicus"
            /strain="Sprague-Dawley"
            /db_wref="taxon:10116"
  CDS          386..1069
            /EC_number="5.3.3.2"
            /note="IPP isomerase; localized in peroxisomes"
            /codon_start=1
            /product="isopentenyl diphosphate:dimethylallyl
            diphosphate isomerase"
            /db_xref="PID:g 2253701"

/translation="MPEINASNLDEKQVQLLAEMCILIDENDNKIGADTKKNCHLNENIDKGLIHRAFSVFL
FNTENKLLLQQRSDAKITFPGCFTNSCCSHPLNNPGELEENDAMGVKRAAQKRLKAELGIPLEEVD
LNEMNYLTRIYYKAQSDGIWGEHEIDYILFLRKNVTLNPDPNEIKSYCYVSKEELKEILKKEARGEI
KFTPWFKILADAFLFKWWDNLNHLSPFVDHEKIHRM"
BASE COUNT 341 a 237 c 295 g 309 t

ORIGIN
      1 ggaagcttcc ccaccgcaaa gcagctagac gtgcgggcag tctcagctgt ccactgggag 61 tcgccaacac catctcttgg gctccagggt cgcaatcact accggggatc tccagcaagt
    121 cttccggacc cacgcgtaga ggaggtggtg ccaccgcgcg caaacctggc gcggtcgtga 181 cgtcaggact acgctagatt ggcaattggc tggaggcatg tggcgcggac gggcactggc 241 aggagtgatt ggatcagctc ttaaggggcg gggtctggag gcggagcatg ctgccgagag 301 cgttgaagta cggcgctccg cacagcttct cgacactcct gtctggaatc gctgtgttct 361 aggtcagatc agacattctg tcacaatgcc tgaaatcaat gccagcaatc ttgatgaaaa 421 acaggttcag cttctagcag agatgtgtat tcttattgat gaaaatgaca ataaaattgg 481 ggctgacacc aagaaaaatt gtcacctgaa tgaaaacatt gacaaaggac taatacatcg 541 agctttcagt gtcttcttgt ttaatactga aaacaagctc ctgttacagc agagatcgga 601 tgctaaaatt acctttccag gttgtttcac caatagttgc tgtagtcatc cattaaataa 661 ccccggggag ctggaagaaa atgatgccat gggtgtcaaa cgagcagcac agaagcgctt 721 aaaggcggag ctggggatac ccttggaaga ggttgatcta aatgaaatga attatctaac 781 aagaatttac tacaaggccc aatctgatgg tatctggggt gaacatgaaa ttgattacat 841 tttgtttctg aggaagaatg taaccctgaa tccggatccc aacgagatta aaagctattg 901 ctatgtatca aaggaagaac tcaaagaaat tttgaagaag gaagccaggg gcgaaattaa 961 gtttactcca tggtttaaga ttattgcaga cgcttttctc tttaaatggt gggataactt
   1021 aaaccatttg agtccttttg ttgaccatga gaaaatacat agaatgtgaa tgtgtaaatg 1081 atttgagatt tttttctacc tactaagaat ggtttgattt tgttttaaat tgggctccct 1141 tgtatgacac atagatattt tacaaccaga atttgttttg ag

3) [****]

LOCUS         [****]
DEFINITION    [****]
ACCESSION     [****]
NID           [****]
KEYWORDS      [****]
SOURCE        [****]
ORGANISM      [****]
    Eukaryotae; [****]
    Vertebrata; [****]
    Murinae; Rattus.

REFERENCE 1   (base 1 to 3275)
AUTHORS       Hegardt,F.G.
TITLE         Direct Submission
JOURNAL       Submitted (17-APR-1990) Hegardt F.G., University of Barcelona,
              Unit of Biochemistry, School of Pharmacy, Placa Pius XII, s/n.
              08028, Barcelona, Spain
REMARK        (b 1-38,40,41-62,64-3275)

REFERENCE 2   (bases 1 to 3275)
AUTHORS       Ayte,J., Gil-Gomez,G. and Hegardt,F.G.
TITLE         "Nucleotide sequence of a rat liver cDNA encoding the cytosolic
              3-hydroxy-3-methylglutaryl coenzyme A synthase"
JOURNAL       Nucleic Acids Res. 18 (12), 3642 (1990)
MEDLINE       90301491
REMARK        (b 1-38,40,41-62,64-3275)

REFERENCE 3   (bases 1 to 3275)
AUTHORS       Haegardt,F.G.
TITLE         Direct Submission
JOURNAL       Submitted (30-JUL-1990) to the EMBL/GenBank/DDBJ database

FEATURES       Location/Qualifiers
 source        1.3275
               /organism="Rattus norvegicus"
               /strain="Sprague Dawley"
               /db_xref="taxon:10116
               /tissue_type="liver"
               /clone="lambda-cCS1"
      precursor_RNA  1..3275
               /note="primary transcript"
      CDS        92..1654
               /note="cytosolic 3-hydroxy 3-methylglutaryl coenzyme A synthase (AA 1-520)"
               /codon_start=1
               /db_xref="PID:g55947"
               /db_xref="SWISS-PROT:P17425"


/translation="MPGSLPLNAEACWPKDVGIVALEIYFPSQYVDQAELEKYDGVDAGKYTIGLGQARM
GFCTDREDINSLCLTVVQKLMERNSLSYDCIGRLEVGTETIIDKSKSVKSNLMQLFEESGNTDIEGID
TTNACYGGTAAVFNAVNWIESSSWDGRYALVVAGDIAIYASGNARPTGGVGAVALLIGPNAPVIF
DRGLRGTHMQHAYDFYKPDPDMLSEYPVVDGKLSIQCYLSALDRCYSVYRKKIRAQWQKEGKDKDF
TLNDFGFMIFHSPYCKLVQKSLARMFLNDFLNDQNRDKNSIYSGLEAFGDVKLEDTYFDRDVEKA
FMKASAELFNQKTKASLLVSNQNGNMYTSSVYGSLASVLAQYSPQQLAGKRIGVFSYGSGLAATL
YSLKVTQDATPGSALDKITASLCDLKSRLDSRTCVAPDVFAENMKLREDTHHLANYIPQCSIDSLFE
GTWYLVRVDEKHRRTYARRPSTNDHSLDEGVGLVHSNTATEHIPSPAKKVPRLPATSGEPESAVIS
NGEH"
BASE COUNT   934a   634c   789 g   918 t
ORIGIN
     1 cccagggtcc gatcgcgttt ggtgcctgaa ggaggaaccg gtgacagacc tggagactac 61 agttctctgt ccttcacaca gctctttcac catgcctggg tcacttcctt tgaatgcaga
   121 ggcttgctgg ccaaaagatg tgggaatcgt tgcccttgaa atctactttc cttctcagta 181 tgttgatcaa gctgagttgg aaaaatacga tggtgtagat gctggaaagt ataccattgg 241 cctgggccag gccaggatgg gcttctgcac ggatcgcgaa gacatcaact ctctctgcct 301 gactgtggtt cagaaactga tggagagaaa tagcctttcc tatgactgca ttggcggct 361 ggaagtcggg acagagacaa tcatcgacaa atcaaaatcc gtgaagtcta atttgatgca 421 gctgtttgag gagtctggga atacagatat agaaggaata gatacaacta atgcatgcta 481 tgggggcaca gccgcagtct tcaatgctgt gaactggatc gaatccagct cttgggatgg 541 acgatacgct ttggtagttg caggagacat cgctatatat gcctcaggaa acgccaggcc 601 tacaggtgga gttggagctg tggctctgct aattgggcca aatgctcctg taatttttga 661 ccgagggctt cgtgggacac acatgcagca tgcctacgac ttttacaagc ctgacatgct 721 ctctgaatac cctgtggtag atggaaaact ctccatacag tgctacctca gcgcattgga 781 ccgctgctat tctgtctacc gcaaaaagat ccgggcccag tggcagaaag agggaaagga 841 taaagatttt accctgaatg attttggctt catgatcttt cactcgccat actgtaaact 901 ggtgcagaaa tctctagcta ggatgttcct gaatgacttt cttaacgatc aaaacagaga 961 caaaaacagt atttacagtg ggctggaagc ctttggggat gtgaaattag aagatactta 1021 cttcgacaga gatgtggaaa aggcatttat gaaggctagt gctgagctat tcaaccagaa 1081 aacaaaggca tctttgcttg tatcgaatca aaatggaaac atgtacacat cctctgtata 1141 cggttccctt gcttctgttc tggcacagta ctcacctcaa cagttggccg ggaagaggat 1201 tggagtgttc tcttacggtt ctggcttggc tgccacactc tactccctta aagtcacaca 1261 agatgccaca ccaggatctg ctcttgacaa aataacagca agtttatgtg accttaagtc 1321 aaggcttgac tcaagaacgt gtgtggcacc agacgtcttt gctgaaaaca tgaagctcag 1381 agaggacaca catcacttag ccaactatat tccccagtgt tcaatagatt cactcttcga 1441 aggaacatgg tatctagtca gagtggatga aaagcacaga agaacttacg cccggcgtcc 1501 ctccacaaat gaccacagtt tggatgaagg agtgggactt gtgcattcaa acacagctac 1561 agagcatatt ccaagcccgg ctaagaaagt gccaagactt cctgcgacct cgggcgaacc

   1621 tgagtcggct gtcatcagta acggggagca ctgagagccg tggccttcac agaggctcgg 1681 ggctggatgg ggtatgggaa acgttagagg aatggatgtc ttgggacaat tttacagatt 1741 acgtgttgct taaaaatgta atgtaactga cacagagccc agaaaactgt tgtgtttttg 1801 gagaagtctc gctgagctcc taacacactt cctgctgtgg gctggccaat ggtgaatgta 1861 ctgcgatggt gttaagggct ctgcagaacg tcatacctcg ctgcatgttt acacgcatgc 1921 gggttaggct tcaaactcgg tctgaactga gtgcttctga ctgcaaaggc agaggtactg 1981 ctgtccagtt taaaaaattg tttttttttt ttttaatgtg taagaatttt tatacttaaa 2041 taaaaaaaag tacctgtagc ttttggggga aaaaaaaaaa cctttttcta ggttggggat 2101 tgtggaattt aaatgttaca cataaactct gcttaatggc aaggcaaaca tttatctttt 2161 tcgaagattt ataaatcctg aagagaaaaa aagagggtat ggttctagga tctggatgaa 2221 ccatcagtga gaaaggttag tcataatcaa gtgagcagaa ggatgctggc gttgagcagg 2281 cctctgtcac agcaaccagg gctctgtggg cacagctgag ggaactttct ggccaggtgc 2341 ccgtgactgc tgctcagctg cactgagatg cagtggagct gctgcacgga agcttgctgt 2401 ggtgctgaac gccttacctg cggataaagt gtaaagtagg agggatgggc agggcactat 2461 taggttacag tgttacagac ccaggttata gacttgacag ctcaaactca ccagacacct 2521 ttttcccttt gtggtttgtg tattttttgt gttttgtttg ttttttttta tattgttcaa 2581 tttaaaaaat ttagaaaatt ttaaccttac gttttcacat agtgtgatta gccaaaagga 2641 atttcacttc aagatctaga aatagaattc ataacatttt ttcctaaact ttgactttta 2701 aaacaacgaa aattaccaca tgagatgaac aagaaaattc attagaaagt tctctgggtg 2761 atttttggtg ctgaactgac atgagcctca tagactgtaa aacagaggta gttgaaacta 2821 atgtacagaa ctacattttt taattttatt tgcatttaat tctgtgaagt ttcagttatc 2881 taaaataaac acataaacgt gtaatgtttc agattgcaag gtgagatgta atgtagcatt 2941 tgtaagatat tcttgtcaat attaactggt aggattttga tttgtacagt tttaattggt 3001 taaaatgatc tcattttaac atccactgct atagatgaat gatgtaagct cagatttaat 3061 gaatggtggg gaaatggtgc atgtaatttt ttcgcaagta tcgagagttc tgtatgtttt 3121 gaaaagaata atttaacgtt tgggttgcca ggaagggggc tttcccagag tccattgcca 3181 ggcgttgggc aagcctcgca atgttggcac ggagcgttaa ccacacctta ctaatagcaa 3241 ggggaataac tttgaaataa agttttagac aaata

Company will provide cellular material, known to contain mRNA targets of interest, as necessary for refinement and optimization of the assays. If available, Company will provide Institution with 1) cDNA clones for the above three gene expression assay targets for use as controls, 2) information about any closely related mRNA species that might be expected to exhibit cross reactivity. Following evaluation of the Invader assays, Company may share with Institution certain information about relevant mRNA levels of these genes as determined by the Company or a third party using other mRNA quantitation technologies.

Development of Two (2) Polymorphism and Mutation Assays

Company has identified two single nucleotide polymorphisms which Institution will develop Polymorphism and Mutation detection assays as specified below.

1) [****]

For reference, the sequence from nt3301 to 3720, with the wt allele of the polymorphic site shown large and bolded, is included below:

cctgggcaag aagtcgctgg agcagtgggt gaccgaggag gccgcctgcc tttgtgccgc cttcgccaac cactccggtg ggtgatgggc agaagggcac aaagcgggaa ctgggaaggc gggggacggg gaaggcgacc ccttacccgc atctcccacc cccaggacgc ccctttcgcc ccaacggtct cttggacaaa gccgtgagca acgtgatcgc ctccctcacc tgcgggcgcc gcttcgagta cgacgaccct cgcttcctca ggctgctgga cctagctcag gagggactgaaggaggagtc gggctttctg cgcgaggtgc ggagcgagag accgaggagt ctctgcaggg cgagctcccg agaggtgccg gggctggact ggggcctcgg aagagcagga tttgcataga

[****]

2) [****] The polymorphism changes the NAT1 poly adenylation signal from taataaa to taaaaaa.

Company can provide 20 human genomic DNA samples for evaluation. Company does not currently have an assay for this polymorphism, and cannot develop a high-throughput Taqman assay for this SNP due to high AT content in the region and the presence of a 9 unit trinucleotide repeat just upstream of the polyadenylation signal. Based on the literature available Company expects to detect a reasonably high frequency of heterozygotes at the targeted locus. Company may be able to provide additional genomic DNA samples for evaluation, if deemed necessary.

EVALUATION OF P450 EXPRESSION INVADER ASSAYS

In order to test Institution's assays for quantitating P450 induction, Company will provide 24 blind-coded samples of rat liver RNA. Company can provide total RNA, mRNA, or both and non-proprietary information about such samples such as tissue source, time of induction and inducing agent if deemed necessary or desirable by Institution or Company. Samples will include negative controls and positive controls for induction of several rat liver cytochrome P450 isoforms. Ideally, Company would like all 24 samples to be analyzed for expression of ALL rat cytochromes P450 for which Institution has developed assays; at the minimum, Company needs data on the 2B and 3A families.